Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-160595 on Form N-1A of our reports dated October 22, 2025, relating to the financial statements and financial highlights of Schwab Emerging Markets Equity ETF, Schwab International Equity ETF, Schwab International Small-Cap Equity ETF, Schwab International Dividend Equity ETF, Schwab 1000 Index ETF, Schwab U.S. Broad Market ETF, Schwab U.S. Dividend Equity ETF, Schwab U.S. Large-Cap ETF, Schwab U.S. Large-Cap Growth ETF, Schwab U.S. Large-Cap Value ETF, Schwab U.S. Mid-Cap ETF, Schwab U.S. Small-Cap ETF, Schwab High Yield Bond ETF, and Schwab Mortgage-Backed Securities ETF, each a series of Schwab Strategic Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year or period ended August 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

December 19, 2025